Exhibit 99.1

RGS Energy Prices $3.3 Million Public Offering of Common Stock and Warrants

DENVER, CO, April 2, 2019 – RGS Energy (OTCQX: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, today announced that it has entered into a securities purchase agreement for a registered offering of (A) “Primary Units,” each consisting of one share of Class A common stock, par value $0.0001, or “Common Stock,” and a Series R Warrant to purchase Common Stock, and (B) “Alternative Units,” each consisting of one prepaid Series S Warrant to purchase one share of Common Stock and a Series R Warrant to purchase Common Stock. The purchase price for a Primary Unit is $0.19 per unit and the purchase price for an Alternative Unit is $0.18 per unit, for expected aggregate gross proceeds of approximately $3.3 million.

Each Primary Unit consists of one share of Common Stock and a Series R Warrant to purchase one share of Common Stock at an exercise price of $0.20 per share. The Series S Warrants will be exercisable immediately after issuance and for a period of five years thereafter. Each Alternative Unit consists of a prepaid Series S Warrant to purchase one share of Common Stock and a Series R Warrant to purchase one share of Common Stock at an exercise price of $0.20 per share. The Series S Warrants will be exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $0.19 per share, of which $0.18 per share will be paid at the closing with $0.01 per share payable upon exercise of the Series S Warrant.

Dawson James Securities, Inc. is serving as exclusive placement agent in the offering.

After RGS Energy pays the placement agent fees and estimated offering expenses, RGS Energy expects to receive net proceeds of approximately $2.9 million.

The offering is expected to close on or about April 2, 2019, subject to customary closing conditions. The warrants will not be separately listed for trading.

The offering is being conducted pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies of the prospectus supplement and the accompanying prospectus relating to the offering are available free of charge on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from the offices of Dawson James Securities, Inc. at 1 North Federal Highway, Suite 500, Boca Raton FL, 3342.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities, in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or sales of securities will only be made pursuant to the registration statement filed with the SEC, including the related prospectus.

About RGS Energy

RGS Energy (OTCQX: RGSE) is America’s Original Solar Company and exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s statements regarding the closing of and the net proceeds from the unit offering discussed herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” “believe” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; RGS Energy’s ability to successfully commercialize POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; the closing of and the net proceeds from the Unit offering discussed herein; and other risks and uncertainties included in the Company’s filings with the SEC.

You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, and the risk factors included in the Current Report on Form 8-K to which this press release is an exhibit, each of which has been filed with the SEC, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

Investor Relations Contact:

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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